As filed with the Securities and Exchange Commission on March 15, 2023
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITCHIE BROS. AUCTIONEERS INCORPORATED
(Exact name of registrant as specified in its charter)
Canada (State or other jurisdiction of incorporation or organization)	98-0626225 (I.R.S. Employer Identification Number)
9500 Glenlyon Parkway
Burnaby, British Colombia, Canada V5J 0C6
(778) 331-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ann Fandozzi
Darren Watt
Ritchie Bros. Auctioneers Incorporated
9500 Glenlyon Parkway
Burnaby, British Colombia, Canada V5J 0C6
(778) 331-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Stuart M. Cable
Lisa R. Haddad
Mark S. Opper
Jean A. Lee
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer.” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	□
Non-accelerated filer	□	Smaller reporting company	□
		Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. □

PROSPECTUS
Up to 7,584,481 Common Shares
On January 22, 2023, Ritchie Bros. Auctioneers Incorporated (the “Company”, “we” or “us”) entered into a securities purchase agreement with certain funds affiliated with Starboard Value LP (the “Purchasers”), and, for certain purposes, Starboard Value LP and Jeffrey C. Smith, pursuant to which we agreed to issue and sell to the Purchasers (i) an aggregate of 485,000,000 senior preferred shares of the Company designated as Series A Senior Preferred Shares (the “Series A Preferred Shares”), which are convertible into our common shares, for an aggregate purchase price of $485.0 million, and (ii) an aggregate of 251,163 of our common shares (the “Common Purchased Shares”), for an aggregate purchase price of approximately $15.0 million. The transactions contemplated by the securities purchase agreement (the “PIPE Transaction”) closed on February 1, 2023. We refer to the Purchasers, together with their respective permitted transferees, pledgees, donees, assignees or other successors, as applicable, as the “selling shareholders” for purposes of this prospectus.
This prospectus may be used to offer and sell up to an aggregate of up to 7,584,481 of the Company’s common shares, which includes the Common Purchased Shares and common shares that are issuable upon conversion of the Series A Preferred Shares.
We are registering the resale of the common shares by the selling shareholders in order to satisfy certain registration rights we have granted to the Purchasers pursuant to a registration rights agreement entered into in connection with the PIPE Transaction. We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the selling shareholders. All fees and expenses of registration incurred in connection with this offering are being borne by us. The selling shareholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of the common shares offered by this prospectus or any related prospectus supplement.
The selling shareholders may offer and sell our common shares from time to time. The selling shareholders and any of their permitted transferees may offer and sell the common shares covered by this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for additional information.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities.
Our common shares are listed under the symbol “RBA” on The New York Stock Exchange and the Toronto Stock Exchange. On March 14, 2023, the last reported sale price of our common shares on The New York Stock Exchange was $53.51 per share, and the last reported sale price of our common shares on the Toronto Stock Exchange was $73.14 CAD per share.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN ANY PROSPECTUS SUPPLEMENT OR RELATED FREE WRITING PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED HEREIN OR THEREIN BY REFERENCE.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 15, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”). Under this shelf registration, the selling shareholders may from time to time sell up to an aggregate of up to 7,584,481 of our common shares in one or more offerings.
More specific terms of any common shares that the selling shareholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common shares being offered and the terms of the offering. A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “RBA”, “we”, “us”, “our”, the “Company” or similar references refer to Ritchie Bros. Auctioneers Incorporated and its subsidiaries.
This prospectus includes the trademarks, trade names and service marks of RBA and its subsidiaries, which are protected under applicable intellectual property laws and are the property of RBA. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that RBA will not assert, to the fullest extent permitted under applicable law, its respective rights or the right of any applicable licensor to these trademarks, trade names and service marks. RBA does not intend the use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of RBA by, these other parties.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. Such annual, quarterly and special reports, proxy statements and other information are available at the website of the SEC at https://www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on the Investors page of our website, https://investor.ritchiebros.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, except as to any portion of any future report or document that is not deemed filed under such provisions:
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Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 21, 2023;

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Our Current Reports on Form 8-K filed with the SEC on January 17, 2023 (two Current Reports), January 23, 2023 (two Current Reports) (Items 1.01, 3.02 and 5.02 only with respect to the second Current Report), February 1, 2023, February 21, 2023 (Item 8.01 only), February 28, 2023, March 2, 2023 (Item 8.01 only) and March 7, 2023; and

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The description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on February 22, 2007, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with SEC on February 27, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference the following information from the periodic filings that have been prepared and filed by IAA, Inc. (“IAA”) with the SEC:
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the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” of, and the consolidated financial statements of IAA (including the notes related thereto) included in, IAA’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 filed with the SEC on February 24, 2023; and

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the non-GAAP financial information as of and for the fiscal year ended January 1, 2023, included within Exhibit 99.1 of IAA’s Current Report (excluding any information and exhibits furnished under Item 2.02) on Form 8-K filed with the SEC on February 22, 2023.

In addition to the items listed above, we also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering to which this prospectus relates. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of our current reports on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Ritchie Bros. Auctioneers Incorporated
9500 Glenlyon Parkway
Burnaby, British Colombia, Canada V5J 0C6
Attention: Corporate Secretary
(778) 331-5500
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the Investors page of our website at https://investor.ritchiebros.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
Neither we nor any selling shareholder have authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling shareholder are making an offer of these securities in any jurisdiction where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and forward-looking information within the meaning of Canadian securities laws. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “aim”, “anticipate”, “believe”, “could”, “continue”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “plan”, “potential”, “predict”, “will”, “should”, “would”, “could”, “likely”, “generally”, “future”, “long-term”, or the negative of these terms, and similar expressions. Accordingly, these statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. These statements are based on our current expectations and estimates about our business and markets, and may include, among others, statements relating to:
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our future strategy, objectives, targets, projections and performance;

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our ability to drive shareholder value;

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potential growth and market opportunities;

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our internet initiatives and the level of participation in our auctions by internet bidders, and the success of our online marketplaces;

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our ability to grow our businesses, acquire new customers, enhance our sector reach, drive geographic depth, and scale our operations;

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the impact of our initiatives, services, investments, and acquisitions on us and our customers;

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the severity, magnitude and duration of the COVID-19 pandemic (“COVID-19”) and the direct and indirect impact of such pandemic on our operations and personnel, commercial activity and demand across our business and our customers’ businesses, as well as responses to the pandemic by the government, business and consumers;

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the acquisition or disposition of properties;

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mergers and acquisitions, including our acquisition of IAA;

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our indebtedness incurred in connection with the acquisition of IAA;

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the impact of our new initiatives, services, investments, and acquisitions on us and our customers;

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our future capital expenditures and returns on those expenditures;

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our ability to add new business and information solutions, including, among others, our ability to maximize and integrate technology to enhance our existing services and support additional value-added service offerings;

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the supply trend of equipment in the market and the anticipated price environment for late model equipment, as well as the resulting effect on our business and Gross Transaction Value (“GTV”);

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fluctuations in our quarterly revenues and operating performance resulting from the seasonality of our business;

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our compliance with all laws, rules, regulations, and requirements that affect our business;

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effects of various economic, financial, industry, and market conditions or policies, including the supply and demand for property, equipment, or natural resources;

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the behavior of equipment pricing;

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the relative percentage of GTV represented by straight commission or underwritten (guarantee and inventory) contracts, and its impact on revenues and profitability;

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the projected increase to our fee revenues as a result of the harmonization of our fee structure;

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our future capital expenditures and returns on those expenditures;

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the effect of any currency exchange and interest rate fluctuations on our results of operations;

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the grant and satisfaction of equity awards pursuant to our compensation plans;

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any future declaration and payment of dividends, including the special dividend to be paid to our shareholder in connection with the proposed acquisition of IAA, and the tax treatment of any such dividends;

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financing available to us from our credit facilities or other sources, our ability to refinance borrowings, and the sufficiency of our working capital to meet our financial needs; and

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our ability to satisfy our present operating requirements and fund future growth through existing working capital, credit facilities and debt.

Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.” These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, as well as those risks are more fully discussed in the “Risk Factors” section and under the sections of any accompanying prospectus supplement titled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under Part I, Item 1A, “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ending December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

THE COMPANY
Overview
Ritchie Bros. Auctioneers Incorporated was founded in 1958 in Kelowna, British Columbia, Canada and is a world leader in asset management and disposition technologies for commercial assets, used equipment and other assets. Our expertise, unprecedented global reach, market insights, and trusted portfolio of brands provide us with a unique position within the used equipment market.
Through our unreserved auctions, online marketplaces, listings, and private brokerage services, we sell a broad range of primarily used commercial and industrial assets as well as government surplus. Construction and commercial transportation assets comprise the majority of the equipment sold by GTV dollar value, though we sell a wide variety of assets. Customers selling equipment through our sales channels include end users (such as construction companies), equipment dealers, original equipment manufacturers and other equipment owners (such as rental companies). Our customers participate in a variety of sectors, including construction, commercial transportation, agriculture, energy, and natural resources.
We also provide our customers with a wide array of value-added services aligned with our growth strategy to create a global marketplace for used equipment services and solutions. Our other services include equipment financing, asset appraisals and inspections, online equipment listings, logistical services, and ancillary services such as equipment refurbishment. We offer our customers asset technology solutions to manage the end-to-end disposition process of their assets and provide market data intelligence to make more accurate and reliable business decisions. Additionally, we offer our customers an innovative technology platform that supports equipment lifecycle management and parts procurement integration with both original equipment manufacturers and dealers, as well as a software as a service platform for end-to-end parts procurement, and access to digital catalogs and diagrams.
We operate globally with locations in 13 countries, including the U.S., Canada, Australia, the United Arab Emirates, and the Netherlands, and maintain a presence in 42 countries where customers can sell from their own yards. We employ more than 2,800 full-time employees worldwide.
Corporate Information
Our principal executive office is located at 9500 Glenlyon Parkway, Burnaby, British Colombia, Canada V5J 0C6, and our telephone number is (778) 331-5500. Our website address is www.ritchiebros.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common shares. Our common shares are listed under the symbol “RBA” on The New York Stock Exchange and the Toronto Stock Exchange.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations and the trading price of our securities could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the SEC and is incorporated by reference into this prospectus, and any other documents we file with the SEC that are incorporated or deemed incorporated by reference into this prospectus.

USE OF PROCEEDS
All of the common shares offered by this prospectus are being registered for the account of the selling shareholders. We will not receive any proceeds from the sale of the common shares by any selling shareholder. All fees and expenses of registration incurred in connection with this offering are being borne by us. The selling shareholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of the common shares offered by this prospectus or any related prospectus supplement.

SELLING SHAREHOLDERS
This prospectus relates to the offer and sale from time to time of an aggregate of up to 7,584,481 of our common shares by the shareholders identified in the table below and their respective transferees, pledgees, donees, assignees or other successors, each of which we refer to as a “selling shareholder” for purposes of this prospectus. The selling shareholders identified below may currently hold or acquire at any time our common shares in addition to those registered hereby.
On January 22, 2023, we entered into a securities purchase agreement with the Purchasers and, for certain purposes, Starboard Value LP and Jeffrey C. Smith, pursuant to which we agreed to issue and sell to the Purchasers (i) an aggregate of 485,000,000 Series A Preferred Shares, for an aggregate purchase price of $485.0 million, and (ii) an aggregate of 251,163 Common Purchased Shares, for an aggregate purchase price of approximately $15.0 million. The 7,584,481 of common shares we are registering pursuant to this prospectus includes the Common Purchased Shares and the common shares that are issuable upon conversion of the Series A Preferred Shares.
The table below sets forth the name of each selling shareholder as of the date hereof, the number of our common shares beneficially owned by each of the selling shareholders, the number of our common shares that may be offered under this prospectus and the number of our common shares owned by the selling shareholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each selling shareholder listed below has sole voting and investment power with respect to the common shares beneficially owned by it.
The percent of beneficial ownership for the selling shareholders is based on 111,143,152 of our common shares outstanding as of February 28, 2023.
The information in the table below (other than the percentages of our outstanding common shares beneficially owned) in respect of each selling shareholder was furnished by or on behalf of the selling shareholder and is as of the date hereof.
Information concerning the selling shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a selling shareholder unless such shareholder is listed in the table below, in any supplement to this prospectus or in an amendment to registration statement of which this prospectus is a part that has become effective. We will supplement or amend this prospectus if applicable to include additional selling shareholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling shareholders.
The selling shareholders are not obligated to sell any of the common shares offered by this prospectus. Because each selling shareholder identified in the table below may sell some or all of the common shares owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common shares, no estimate can be given as to the number of common shares covered by this prospectus that will be held by the selling shareholders upon termination of this offering.
The selling shareholders may have sold, transferred or otherwise disposed of some or all of the common shares listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling shareholders will sell all of the common shares being offered hereby pursuant to this prospectus.
Except as may be noted elsewhere in this prospectus relating to the securities purchase agreement and the registration rights agreement entered into in connection with the PIPE Transaction, including the appointment by the Purchasers of Jeffrey C. Smith as a member of our board of directors, each selling shareholder does not have, and within the past three years has not had, any material relationship with us or any of our affiliates.

	Shares Beneficially Owned as of Date of this Prospectus		Number of Shares that May Be Offered Hereby(1)	Shares Beneficially Owned Following Offering
Name of Shareholder	Number	Percentage		Number	Percentage
Starboard Value LP(2)	6,894,981	5.9%	7,584,481	—	—

(1)
In accordance with the terms of the registration rights agreement entered into in connection with the PIPE Transaction, amount represents 110% of the (1) Common Purchased Shares and (2) common shares that are issuable upon conversion of the Series A Preferred Shares.

(2)
These securities are held by various funds and a managed account to which Starboard Value LP serves as the investment manager or manager, including, without limitation, Starboard Value and Opportunity Master Fund III LP (“Starboard V&O III Fund”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard X Master Fund II LP (“Starboard X Master II”) and Starboard Value and Opportunity S LLC (“Starboard S LLC”). Starboard Value A LP (“Starboard A LP”) acts as the general partner of Starboard V&O III Fund. Starboard Value A GP LLC acts as the general partner of Starboard A LP. Starboard Value L LP (“Starboard L GP”) acts as the general partner of Starboard L Master. Starboard Value R LP (“Starboard R LP”) acts as the general partner of Starboard C LP and Starboard X Master II. Starboard Value R GP LLC acts as the general partner of Starboard L GP and Starboard R LP. Starboard Value GP LLC (“Starboard Value GP”) acts as the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) acts as a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The address of the principal office of each of the entities listed above is 777 Third Avenue, 18th Floor, New York, New York 10017. The address of the principal office of each of Messrs. Smith and Feld is c/o Starboard Value LP, 201 E Las Olas Boulevard, 10th Floor, Fort Lauderdale, Florida 33301.

PLAN OF DISTRIBUTION
The selling shareholders may from time to time offer some or all of the common shares covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling shareholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the common shares covered by this prospectus, but they will pay any and all underwriting discounts, commissions and share transfer taxes, if any, attributable to sales of the common shares. We will not receive any proceeds from the sale of common shares.
The selling shareholders may sell all or a portion of the common shares covered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents, and may also decide not to sell all or any of the common shares covered by this prospectus. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling shareholders in one or more types of transactions, which may include:
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purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the common shares for whom they may act as agent;

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one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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ordinary brokerage transactions or transactions in which a broker solicits purchases;

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purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

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the pledge of common shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of common shares, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of common shares by such pledgees or secured parties;

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short sales or transactions to cover short sales relating to the common shares;

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one or more exchanges or over the counter market transactions;

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through in-kind distributions by any selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

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privately negotiated transactions;

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the writing of options, whether the options are listed on an options exchange or otherwise;

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distributions to creditors and equity holders of the selling shareholders; and

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any combination of the foregoing, or any other available means allowable under applicable law.

A selling shareholder may also resell all or a portion of its common shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell common shares covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common shares. The third parties also may use our common shares received under those sale, forward sale or derivative arrangements or our common shares pledged by the selling shareholders or borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of our common shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.
In addition, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of our common shares or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell securities short and redeliver securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling shareholders also may loan or pledge common shares, and the borrower or pledgee may sell or otherwise transfer the common shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those common shares to investors in our securities or the selling shareholders’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of common shares, including the specific common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase common shares from the selling shareholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of common shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving the common shares. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.
A selling shareholder that is an entity may elect to make an in-kind distribution of common shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of common shares pursuant to the distribution through a registration statement.
In connection with sales of common shares covered hereby, the selling shareholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling shareholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied in accordance with Rule 174 under the Securities Act.
We and the selling shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling shareholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling shareholders or their affiliates in the ordinary course of business.

The selling shareholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common shares by the selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. These restrictions may affect the marketability of such common shares.
In order to comply with applicable securities laws of some states or countries, the common shares may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any common shares of a selling shareholders covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of common shares under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common shares offered under this prospectus. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on The New York Stock Exchange, The Toronto Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
Subject to the satisfaction of applicable holding period requirements under Canadian law, once sold under the shelf registration statement of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the common shares being offered by this prospectus will be passed upon by McCarthy Tétrault LLP. Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, with respect to U.S. law.
EXPERTS
The consolidated financial statements of Ritchie Bros. Auctioneers Incorporated, appearing in Ritchie Bros. Auctioneers Incorporated’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Ritchie Bros. Auctioneers Incorporated’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of IAA as of January 1, 2023 and January 2, 2022, and for each of the fiscal years in the three-year period ended January 1, 2023, and IAA management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2023 appearing in IAA’s Annual Report on Form 10-K for the year ended January 1, 2023 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

Prospectus

March 15, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts shown are estimates.
Amount to be Paid
SEC registration fee	$45,217.32
FINRA filing fee	(1)
NYSE listing fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Trustee and Transfer Agent fees and expenses	(1)
Printing fees	(1)
Miscellaneous	(1)
Total	$45,217.32(1)

(1)
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our directors and officers, our former directors and officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, which is referred to as an “indemnifiable person”, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnifiable person is involved because of that association with RBA or other entity, provided that:
•
the indemnifiable person acted honestly and in good faith with a view to the best interests of RBA, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the indemnifiable person had reasonable grounds for believing that the indemnifiable person’s conduct was lawful.

Under our by-laws, we will indemnify a director or officer of RBA, a former director or officer of RBA, or another individual who acts or acted at RBA’s request as a director or officer, or an individual acting in a similar capacity, of another entity, to the extent permitted and in accordance with the CBCA.
In addition, we may, under the CBCA and our by-laws, purchase and maintain insurance for the benefit of an indemnifiable person against such liabilities and in such amounts as our board of directors may from time to time determine and are permitted by the CBCA.
In any underwriting agreement we enter into in connection with the sale of our common shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, the selling shareholders, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities arising out of any alleged untrue statements or omissions in any information relating to, and furnished by, the underwriters in writing to us for use in this registration statement or any prospectus for this offering.
See also the undertakings set out in response to Item 17 herein.

Item 16.   Exhibits.
Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
2.1+
Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 7, 2022)

2.2+
Amendment to the Agreement and Plan of Merger and Reorganization, dated January 22, 2023, by and among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros, Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 22, 2023)

3.1	Articles of Amalgamation and Amendments (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 25, 2016)
3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2023)
3.3	Amended and Restated By-law No. 1 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K furnished on February 27, 2015)
4.1
Amended and Restated Shareholder Rights Plan Agreement dated as of February 28, 2019, between Ritchie Bros. Auctioneers Incorporated and Computershare Investor Services, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8 K filed on February 28, 2019)

4.2+
Securities Purchase Agreement, dated as of January 22, 2023, by and among Ritchie Bros. Auctioneers Incorporated, Starboard Value LP, Jeffrey Smith and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 23, 2023)

4.3
Registration Rights Agreement, dated as of February 1, 2023, by and among Ritchie Bros. Auctioneers Incorporated and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 1, 2023)

5.1	Opinion of McCarthy Tétrault LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of RBA
23.2	Consent of KPMG LLP, independent registered public accounting firm of IAA
23.3	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-5 to this Registration Statement on Form S-3)
107	Filing Fee Table

*
To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, on this 15 day of March, 2023.
Ritchie Bros. Auctioneers Incorporated
By: /s/ Ann Fandozzi Ann Fandozzi Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Ann Fandozzi, Eric Jacobs and Darren Watt, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Ann Fandozzi Ann Fandozzi	Chief Executive Officer (principal executive officer)	March 15, 2023
/s/ Eric Jacobs Eric Jacobs	Chief Financial Officer (principal financial officer and principal accounting officer)	March 15, 2023
/s/ Erik Olsson Erik Olsson	Chair of the Board	March 15, 2023
/s/ Carol M. Stephenson Carol M. Stephenson	Director	March 15, 2023
/s/ Robert G. Elton Robert G. Elton	Director	March 15, 2023

Name	Title	Date
/s/ Adam DeWitt Adam DeWitt	Director	March 15, 2023
/s/ Sarah E. Raiss Sarah E. Raiss	Director	March 15, 2023
/s/ Christopher Zimmerman Christopher Zimmerman	Director	March 15, 2023
/s/ Mahesh Shah Mahesh Shah	Director	March 15, 2023
/s/ Lisa Hook Lisa Hook	Director	March 15, 2023
/s/ Jeffrey C. Smith Jeffrey C. Smith	Director	March 15, 2023